FORM 8-K


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549



                                  CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                  July 18, 2003
                                 Date of Report



                               LBO CAPITAL CORP.
               (Exact Name of Registrant as specified in its charter)


             Colorado             33-19107                38-2780733
           ----------------    -------------           -------------
           (State or other      (Commission         (I.R.S. Employer
            jurisdiction of      file number)   Identification Number)
            incorporation or
             organization)


32751 Middlebelt Rd., Suite B
Farmington Hills, Michigan                                        48334
--------------------------                              ---------------
(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code: (248) 851-5651


                                  N/A
                 -----------------------------------
          Former name or former address, if changed from last report

Item 5:  Other Events

     Effective July 15, 2003, the Board of Directors of LBO Capital Corp. (the "Registrant") adopted a resolution extending the exercise period of the Registrant's Callable Class A Common Stock Purchase Warrants ("Class A Warrants"), the Callable Class B Common Stock Purchase Warrants ("Class B Warrants") and the Callable Class C Common Stock Purchase Warrants ("Class C Warrants").

     The Class A. Warrants, which were originally exercisable for twelve months (through February, 1989) and subsequently extended to expire on various dates, the latest being July 25, 2003, were extended to July 25, 2004. Each Callable Class A Warrant entitles its holder to purchase one share of the Registrant's $.0001 par value common stock for $.50 each share and can be exercised at any time prior to the extended expiration date of July 25, 2004.

     The Class B Warrants, which were originally exercisable for eighteen months (through August 26, 1989) and subsequently extended to expire on various dates, the latest being July 25, 2003, were extended to July 25, 2004. Each Callable Class B Warrant entitles its holder to purchase one share of the Registrant's $.0001 par value common stock for $.75 each share and can be exercised at any time prior to the extended expiration date of July 25, 2004.

     The Class C Warrants, which were originally exercisable for twenty-four months (through February 26, 1990) and subsequently extended to expire on various dates, the latest being July 25, 2003, were extended to July 25, 2004. Each Callable Class B Warrant entitles its holder to purchase one share of the Registrant's $.0001 par value common stock for $1.00 each share and can be exercised at any time prior to the extended expiration date of July 25, 2004.

     The Registrant's Controller notified the Registrant's Stock Transfer Agent by letter of July 1, 2003 as to the extensions.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated:   July 18, 2003

                             LBO CAPITAL CORP.


                                    By  \s\  Thomas W. Itin
                                        ----------------------------------
                                             Thomas W. Itin, President